Exhibit 20.2
Page 1 of 6

MONTHLY  CERTIFICATEHOLDERS ' STATEMENT

NAVISTAR  FINANCIAL  DEALER  NOTE  TRUST  1990

FLOATING  RATE  DEALER  NOTE  PASS-THROUGH  CERTIFICATES


Under the Pooling and Servicing Agreement dated as of December 1, 1990 by and among Navistar Financial Corporation ("NFC"), Navistar Financial Securities Corporation and Chemical Bank (survivor in the merger between Chemical Bank and Manufacturers Hanover Trust Company), as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Investor Accounts and payments to Investor Certificateholders as well as the
performance of the Trust during the previous month.   The
information which is require to be prepared with respect to the distribution date of March 25, 1996 and with respect to the performance of the Trust during the Due Period ended on February 29, 1996 is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based on the aggregate amounts for the Trust as a whole. To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement.


A.  Information Regarding Current Payments
    (Stated on the Basis of $1,000 Original Principal Amount).

1.  The total amount of the payment to each Class of Investor
    Certificateholders on March 25, 1996 per $1,000 interest:

          Class A1 . . . . . . . . . . . . . . . $4.9817750

          Class A2 . . . . . . . . . . . . . . . $5.1484417

          Class A3 . . . . . . . . . . . . . . . $5.1901083

          Class A4 . . . . . . . . . . . . . . . $4.6901083

2. The amount of the payment set forth in paragraph 1 above in respect of interest on each Class of Investor Certificates, per $1,000 interest:

          Class A1 . . . . . . . . . . . . . . . $4.9817750

          Class A2 . . . . . . . . . . . . . . . $5.1484417

          Class A3 . . . . . . . . . . . . . . . $5.1901083

          Class A4 . . . . . . . . . . . . . . . $4.6901083

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Exhibit 20.2
Page 2 of 6

3. The amount of the payment set forth in paragraph 1 above in respect of principal on each Class of Investor
    Certificates, per $1,000 interest:

          Class A1 . . . . . . . . . . . . . . . . . $0.00

          Class A2 . . . . . . . . . . . . . . . . . $0.00

          Class A3 . . . . . . . . . . . . . . . .. .$0.00

          Class A4 . . . . . . . . . . . . . . . . . $0.00

B.  Information Regarding the Performance of the Trust.

1.  Collections, Uses.

    (a)  The aggregate amount of Dealer Finance Charges
         for the Due Period . . . . . . . . . . . . . . . . . . $4,774,507.74

    (b)  The aggregate amount of NITC Finance Charges
         for the Due Period . . . . . . . . . . . . . . . . . . $2,459,785.31

    (c)  The aggregate amount of Principal Collections
         received during the Due Period . . . . . . . . . . . $219,426,158.23

    (d)  The aggregate amount of Principal Collections
         allocable to the Amortizing Classes  . . . . . . . . . . . . . $0.00

    (e)  The aggregate amount of Principal Collections
         processed during the Due Period which were
         deposited in the Spread Account . . . . . . . . . . . . . . . .$0.00

    (f)  The aggregate amount of Principal Collections
         processed during the Due Period which were
         deposited in the Liquidity Reserve Account  . . . . . . . . . .$0.00

    (g)  The aggregate amount of Principal Collections
         processed during the Due Period which were
         used to purchase new Dealer Notes . . . . . . . . . .$209,883,219.04

    (h)  The aggregate amount of Principal Collections
         processed during the Due Period which were
         used to purchase Investment Securities  . . . . . . . . . . . .$0.00

    (i)  The aggregate amount of Principal Collections
         processed during the related Due Period which
         were paid to the Seller . . . . . . . . . . . . . . . .$9,542,939.19

Exhibit 20.2
Page 3 of 6


2.  Dealer Notes and Investment Securities in the Trust;
    Certificate Principal Account.

    (a)  The aggregate amount of Dealer Notes and
         Investment Securities in the Trust as of the
         end of the Due Period ended on February 29, 1996
         (which reflects the Dealer Notes and Investment
         Securities represented by both the Seller
         Certificate and Investor Certificates) . . . . . . . $917,991,304.19

    (b)  The amount of Dealer Notes and Investment
         Securities in the Trust represented by the
         Investor Certificates (the "Total Investor
         Interest") as of the Due Period ended on
         February 29, 1996 . . . . . . . . . . . . . . . . . .$507,860,000.00

    (c)  The Total Investor Interest set forth in
         paragraph 2(b) above as a percentage of the
         aggregate amount of Dealer Notes and Investment
         Securities set forth in paragraph 2(a). . . . . . . . . . . 55.3230%

    (d)  The Total Invested Amount after giving effect
         to the payments made on the
         Distribution Date . . . . . . . . . . . . . . . . . .$507,860,000.00

    (e)  The total amount withdrawn from the Certificate
         Principal Account and deposited in the
         Distribution Account for the benefit of
         each Amortizing Class in respect of
         Principal Collections on the related
         Transfer Date:

          Class A1 . . . . . . . . . . . . . . . . . . $0.00

          Class A2 . . . . . . . . . . . . . . . . . . $0.00

          Class A3 . . . . . . . . . . . . . . . . . . $0.00

          Class A4 . . . . . . . . . . . . . . . . . . $0.00

3.  Investor Certificate Interest

    (a)  The total amount withdrawn from the Collections
         Account and deposited in the Distribution Account
         on the related Transfer Date in respect of Investor
         Certificate Interest and any previously existing
         Deficiency Amount . . . . . . . . . . . . . . . . . .  $2,506,918.42

    (b) The amount of the payment to each Class in respect of Class Certificate Interest and any previously existing Deficiency Amount on the Distribution Date:

          Class A1 . . . . . . . . . . . . . . . . .$498,177.50

          Class A2 . . . . . . . . . . . . . . . . .$514,844.17

          Class A3 . . . . . . . . . . . . . . . . .$519,010.83

          Class A4 . . . . . . . . . . . . . . . . .$974,885.92

Exhibit 20.2
Page 4 of 6

    (c)  The Deficiency Amount (if any) for such
         Distribution Date . . . . . . . . . . . . . . . . . . . . . . .$0.00

    (d) The amount of such Deficiency Amount allocable to each Class:

          Class A1 . . . . . . . . . . . . . . . . . . .$0.00

          Class A2 . . . . . . . . . . . . . . . . . . .$0.00

          Class A3 . . . . . . . . . . . . . . . . . . .$0.00

          Class A4 . . . . . . . . . . . . . . . . . . .$0.00

    (e)  The amount (if any) of the Deficiency Amount
         from the preceding Distribution Date being
         reimbursed on the Distribution Date . . . . . .$0.00


4.  Losses.

    (a)  The aggregate amount of Dealer Notes charged-
         off as uncollectible during the Due Period
         ended on February 29, 1996 allocable to the Investor
         Certificates (the "Investor Loss Amount"). . . . . . . . . $1,201.60


    (b)  The Class Loss Amount for each Class (if any):

          Class A1 . . . . . . . . . . . . . . . . . . $0.00

          Class A2 . . . . . . . . . . . . . . . . . . $0.00

          Class A3 . . . . . . . . . . . . . . . . . . $0.00

          Class A4 . . . . . . . . . . . . . . . . . . $0.00

5.  Reimbursement of Losses; Charges-Off Amounts.

    (a)  The amount of Investor Loss Amount reimbursed
         or allocated to the Seller on the related
         Transfer Date . . . . . . . . . . . . . . . . . . . . . . .$1,201.60

    (b)  The aggregate amount of Class Loss Amounts
         (if any) reimbursed or allocated to the
         Seller on the Distribution Date . . . . . . . . . . . . . . . .$0.00

    (c) The Class Charged-Off Amount for each Class for the immediately preceding Due Period:

          Class A1 . . . . . . . . . . . . . . . . . . .$0.00

          Class A2 . . . . . . . . . . . . . . . . . . .$0.00

          Class A3 . . . . . . . . . . . . . . . . . . .$0.00

          Class A4 . . . . . . . . . . . . . . . . . . .$0.00

Exhibit 20.2
Page 5 of 6

    (d) The Class Charged-Off Amount for each Class for the Due Period:

          Class A1 . . . . . . . . . . . . . . . . . . .$0.00

          Class A2 . . . . . . . . . . . . . . . . . . .$0.00

          Class A3 . . . . . . . . . . . . . . . . . . .$0.00

          Class A4 . . . . . . . . . . . . . . . . . . .$0.00

    (e) For each Amortizing Class, the positive (negative) difference between the amount set forth in paragraphs 5(c) and 5(d) above, per $1,000 (which will have the effect of increasing (reducing), the related Class Invested Amount and the related Class Investor Interest):

          Class A1 . . . . . . . . . . . . . . . . . . $  N/A

          Class A2 . . . . . . . . . . . . . . . . . . $  N/A

          Class A3 . . . . . . . . . . . . . . . . . . $  N/A

          Class A4 . . . . . . . . . . . . . . . . . . $  N/A

6.  Class Invested Amounts; Class Investor Interests.

    (a) Each Class Invested Amount after giving effect to the payments made on the Distribution Date:

          Class A1 . . . . . . . . . . . . .$  100,000,000.00

          Class A2 . . . . . . . . . . . . .$  100,000,000.00

          Class A3 . . . . . . . . . . . . .$  100,000,000.00

          Class A4 . . . . . . . . . . . . .$  207,860,000.00

    (b) Each Class Investor Interest after giving effect to the payments made on the Distribution Date:

          Class A1 . . . . . . . . . . . . .$  100,000,000.00

          Class A2 . . . . . . . . . . . . .$  100,000,000.00

          Class A3 . . . . . . . . . . . . .$  100,000,000.00

          Class A4 . . . . . . . . . . . . .$  207,860,000.00

Exhibit 20.2
Page 6 of 6

7.  Servicing Fee.

    (a)  The aggregate amount of the Monthly Servicing
         Fee payable by the Trust to the Servicer for
         the month ended February 29, 1996. . . . . . . . . . . . $756,226.16


    (b)  The aggregate amount of the Monthly Servicing
         Fee set forth in paragraph 7(a) above allocable
         to the Investor Certificateholders. . . . . . . . . . . .$423,216.68

8.  Available Subordinated Amount; Minimum Seller Interest.

    (a)  The Available Subordinated Amount as of the
         end of February 29, 1996 . . . . . . . . . . . . . .  $78,718,300.00

    (b)  The Minimum Seller Interest as of
         February 29, 1996 . . . . . . . . . . . . . . . . . . $93,954,100.00

9.  Class Amortization Percentages.

    The Class Amortization Percentage for each Amortizing Class:

          Class A1 . . . . . . . . . . . . . . . . . $  N/A

          Class A2 . . . . . . . . . . . . . . . . . $  N/A

          Class A3 . . . . . . . . . . . . . . . . . $  N/A

          Class A4 . . . . . . . . . . . . . . . . . $  N/A




                              C H E M I C A L    B A N K



                              BY: /s/ Chemical Bank
                                      Chemical Bank